Exhibit 99.2

Warner Chilcott plc

PRO FORMA FINANCIAL STATEMENT INFORMATION

(Unaudited)

The unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the LEO Transaction as if it occurred at the beginning of the fiscal periods presented. The Pro Forma information is based on the historical financial statements of Warner Chilcott plc (the “Company”) after giving effect to the LEO Transaction and the assumptions and adjustments in the accompanying notes to the unaudited Pro Forma Condensed Consolidated Financial Statements and are not necessarily indicative of the results of operations of the Company that would have actually occurred had the LEO Transaction been in effect as of the beginning of the interim periods presented. The Pro Forma Condensed Consolidated Financial Statements do not take into account the PGP Acquisition. The unaudited Pro Forma financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2009, and the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2008, including the notes thereto.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

The following is the Pro Forma information for the quarters ended September 30, 2009 and 2008:

	Quarter Ended September 30, 2009			Quarter Ended September 30, 2008
	As Reported	Adjustments	After Giving Effect to the LEO Transaction	As Reported	Adjustments	After Giving Effect to the LEO Transaction
REVENUE
Net sales	$248,061	$(52,786)	$195,275	$227,654	$(64,564)	$163,090
Other revenue	4,734	—	4,734	4,285	—	4,285

Total revenue	252,795	(52,786)	200,009	231,939	(64,564)	167,375

COSTS, EXPENSES AND OTHER
Cost of sales (excludes amortization of intangible assets)	44,366	(16,937)	27,429	46,810	(23,072)	23,738
Selling, general and administrative	59,115	(1,945)	57,170	45,925	(2,396)	43,529
(Gain) on sale of assets	(393,095)	393,095	—	—	—	—
Research and development	11,627	(72)	11,555	9,997	(65)	9,932
Amortization of intangible assets	56,993	(5,368)	51,625	59,080	(5,367)	53,713
Interest (income)	(32)	—	(32)	(317)	—	(317)
Interest expense	23,992	(15,270)	8,722	23,939	(14,985)	8,954

INCOME BEFORE TAXES	449,829	(406,289)	43,540	46,505	(18,679)	27,826
Provision for income taxes	25,584	(14,118)	11,466	6,416	(5,272)	1,144

NET INCOME	$424,245	$(392,171)	$32,074	$40,089	$(13,407)	$26,682

Earnings per share:
Class A—Basic	$1.69	$(1.56)	$0.13	$0.16	$(0.05)	$0.11
Class A—Diluted	$1.69	$(1.56)	$0.13	$0.16	$(0.05)	$0.11

The following is the Pro Forma information for the nine months ended September 20, 2009 and 2008:

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	As Reported	Adjustments	After Giving Effect to the LEO Transaction	As Reported	Adjustments	After Giving Effect to the LEO Transaction
REVENUE
Net sales	$732,650	$(187,806)	$544,844	$680,990	$(206,853)	$474,137
Other revenue	16,950	—	16,950	14,648	—	14,648

Total revenue	749,600	(187,806)	561,794	695,638	(206,853)	488,785

COSTS, EXPENSES AND OTHER
Cost of sales (excludes amortization of intangible assets)	140,078	(69,756)	70,322	145,592	(77,555)	68,037
Selling, general and administrative	158,903	(7,437)	151,466	148,249	(8,451)	139,798
(Gain) on sale of assets	(393,095)	393,095	—	—	—	—
Research and development	47,444	(215)	47,229	34,723	(195)	34,528
Amortization of intangible assets	170,978	(16,107)	154,871	164,830	(14,210)	150,620
Interest (income)	(111)	—	(111)	(1,112)	—	(1,112)
Interest expense	57,289	(31,124)	26,165	73,343	(46,488)	26,855

INCOME BEFORE TAXES	568,114	(456,262)	111,852	130,013	(59,954)	70,059
Provision for income taxes	44,510	(16,336)	28,174	22,698	(5,680)	17,018

NET INCOME	$523,604	$(439,926)	$83,678	$107,315	$(54,274)	$53,041

Earnings per share:
Class A—Basic	$2.09	$(1.75)	$0.34	$0.43	$(0.22)	$0.21
Class A—Diluted	$2.09	$(1.75)	$0.34	$0.43	$(0.22)	$0.21

The Pro Forma Condensed Consolidated Financial Statements presented above reflect the following Pro Forma adjustments:

(i)	Removal of the operating income and expenses associated with the DOVONEX and TACLONEX products, as well as the gain from the LEO Transaction, for the periods presented;

(ii)	Allocation of interest cost and debt amortization fees as if the debt repaid with the proceeds from the divested assets were not outstanding during the periods; and

(iii)	An income tax adjustment as a result of the LEO Transaction.